ATEC GROUP, INC.
                                 90 Adams Avenue
                            Hauppauge, New York 11788

                                   ----------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON DECEMBER 21, 1999


To the Stockholders of ATEC Group, Inc.:

                  You are cordially invited to attend the Annual Meeting of Stockholders of ATEC Group, Inc. ("Company"), a Delaware corporation, to be held at the Huntington Hilton, Melville, New York on Tuesday, December 21, 1999, at 10:00 a.m. local time, for the following purposes:

                  1. To elect four members to the Board of Directors of the Company to serve until their respective successors are elected and qualified;

                  2. To ratify the selection by the Company of Weinick Sanders Leventhal & Co., LLP, independent public accountants, to audit the financial statements of the Company for the year ending June 30, 2000; and

                  3. To transact such other matters as may properly come before the meeting or any adjournment thereof.

                  Only stockholders of record at the close of business on November 12, 1999 (the "Record Date") are entitled to notice of and to vote at the meeting.

                  A proxy statement and proxy are enclosed herewith. If you are unable to attend the meeting in person you are urged to sign, date and return the enclosed proxy promptly in the enclosed addressed envelope, which requires no postage if mailed within the United States. If you attend the meeting in person, you may withdraw your proxy and vote your shares. Also enclosed herewith is the Company's 1999 Annual Report for the fiscal year ended June 30, 1999.

                                                        By Order of the Board
                                                        of Directors


                                                        Ashok Rametra, Secretary

Hauppauge, New York
November 15, 1999

PROXY STATEMENT


                                ATEC GROUP, INC.
                                 90 Adams Avenue
                            Hauppauge, New York 11788


                                  INTRODUCTION


                  This proxy statement is furnished in connection with the solicitation of proxies for use at the annual meeting (the "Annual Meeting") of stockholders of ATEC Group, Inc. ("Company"), to be held on Tuesday, December 21, 1999, and at any adjournments thereof. The accompanying proxy is solicited by the Board of Directors of the Company and is revocable by the stockholder by notifying the Company's secretary at any time before it is voted, or by voting in person at the Annual Meeting. This proxy statement and accompanying proxy will be distributed to stockholders beginning on or about November 12, 1999. The principal executive offices of the Company are located at 90 Adams Avenue, Hauppauge, New York 11788, telephone (516) 231-2000.

                      OUTSTANDING SHARES AND VOTING RIGHTS

                  Only stockholders of record at the close of business on November 12, 1999 are entitled to receive notice of, and vote at the Annual Meeting. As of November 12, 1999, the number and class of stock outstanding and entitled to vote at the meeting was 7,326,963 shares of Common Stock, par value $.01 per share ("Common Stock"), 8,451 shares of Series A Preferred Stock, 1,458 shares of Series B Preferred Stock and 320,100 shares of Series C Preferred Stock. The Company's Common Stock and Preferred Stock are hereinafter collectively referred to as the Shares. Each share of Common Stock and each share of Preferred Stock is entitled to one vote on all matters. Accordingly, as of the record date the Company has securities representing 7,656,972 votes outstanding. No other class of securities will be entitled to vote at the meeting. There are no cumulative voting rights.

                  The nominees receiving the highest number of votes cast by the holders of the Shares will be elected as the Company's directors and constitute the entire Board of Directors of the Company. The affirmative vote of at least a majority of the Shares represented and voting at the Annual Meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) is necessary for approval of Proposal Nos. 1 and 2. A quorum is representation in person or by proxy at the Annual Meeting of a majority of the outstanding Shares of the Company.

                            PROPOSALS TO SHAREHOLDERS
                            -------------------------

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

         Each nominee to the Board of Directors will serve until the next Annual Meeting of stockholders, or until his earlier resignation, removal from office, death or incapacity.

         Unless otherwise specified, the enclosed proxy will be voted in favor of the election of Surinder Rametra, Ashok Rametra, George D. Eagan and David C. Reback. Information is furnished below with respect to all nominees.

         The following information with respect to the principal occupation or employment of the nominees, the name and principal business of the corporation or other organization in which such occupation or employment is carried on and other affiliations and business experience during the past five years has been furnished to the Company by the respective nominees:

SURINDER RAMETRA was appointed the Chief Executive Officer and Chairman of the Board of the Company in June 1994. Prior to June 1994 Mr. Rametra was president of a subsidiary of the Company. Mr. Rametra received a Bachelor of Science
Degree from the Punjab Engineering College, India and a Masters of Science Degree in Engineering from the University of I.I.T., India in 1965 and 1969 respectively. In 1976 Mr. Rametra received a Masters of Business Administration Degree in Finance from New York University.

ASHOK RAMETRA was appointed President in January 1999. Prior thereto he was the Treasurer, Chief Financial Officer and Director of the Company since June 1994. From June 1994 to March 1995 Mr. Rametra also served as the Company's president. Prior to 1994 Mr. Rametra was the president of a subsidiary of the Company. Mr. Rametra received a Bachelor of Science Degree from St. Johns University in Accounting in 1980.

GEORGE D. EAGAN was appointed as a Director in November 1997. Mr. Eagan serves as president of Waterford Capital. Mr. Eagan has been in the financial industry for the past twenty years working with both private and public companies as a financial advisor. Mr. Eagan graduated with a Bachelor of Science in Business Administration/Management from Alfred University and an MBA in Finance from McGill University.

DAVID C. REBACK was appointed as a Director in November 1997. Since 1969, Mr. Reback has been partner with Reback & Potash, LLP, a law firm specializing in litigation, appellate matters and real estate. Mr. Reback received a BA from Syracuse University, and in 1965 he received a law degree from Syracuse University College of Law.


THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 1 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" ALL FOUR OF THE ABOVE-NAMED NOMINEE DIRECTORS OF THE COMPANY.

                                   MANAGEMENT

         The following table sets forth the names and ages of all current directors and officers of the Company and the position in the Company held by them:

Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and have qualified. Officers are appointed to serve until the meeting of the Board of Directors following the next annual meeting of stockholders and until their successors have been elected and qualified.


      Name                          Age                Position
      ----                          ---                --------

      Surinder Rametra              59                 Chairman of the Board and
                                                       Chief Executive Officer

      Ashok Rametra                 47                 President,Treasurer and
                                                       Director

      James J. Charles              57                 Chief Financial Officer

      George Eagan                  42                 Director

      David Reback                  57                 Director

SURINDER RAMETRA was appointed the Chief Executive Officer and Chairman of the Board of the Company in June 1994. Prior to June 1994 Mr. Rametra was president of a subsidiary of the Company. Mr. Rametra received a Bachelor of Science
Degree from the Punjab Engineering College, India and a Masters of Science Degree in Engineering from the University of I.I.T., India in 1965 and 1969 respectively. In 1976 Mr. Rametra received a Masters of Business Administration Degree in Finance from New York University.

ASHOK RAMETRA was appointed President in January 1999. Prior thereto he was the Treasurer, Chief Financial Officer and Director of the Company since June 1994. From June 1994 to March 1995 Mr. Rametra also served as the Company's president. Prior to 1994 Mr. Rametra was the president of a subsidiary of the Company. Mr. Rametra received a Bachelor of Science Degree from St. Johns University in Accounting in 1980.

JAMES C. CHARLES was appointed Chief Financial Officer in January 1999. Prior to his appointment he was a financial consultant to several public companies (1994-1998), Chief Financial Officer of a printing company (1990-1994) and a partner in the firm of Ernst & Young (1966-1990).

GEORGE D. EAGAN was appointed as a Director in November 1997. Mr. Eagan serves as president of Waterford Capital. Mr. Eagan has been in the financial industry for the past twenty years working with both private and public companies as a financial advisor. Mr. Eagan graduated with a Bachelor of Science in Business Administration/Management from Alfred University and an MBA in Finance from McGill University.

DAVID C. REBACK was appointed as a Director in November 1997. Since 1969, Mr. Reback has been partner with Reback & Potash, LLP, a law firm specializing in litigation, appellate matters and real estate. Mr. Reback received a BA from Syracuse University, and in 1965 he received a law degree from Syracuse University College of Law.

                      INFORMATION CONCERNING BOARD MEETINGS

         The Board of Directors met six times during the last fiscal year. All of the incumbent directors attended at least 75% of such meetings.

                 INFORMATION CONCERNING COMMITTEES OF THE BOARD

         The Board of Directors has established an Audit Committee, an Operation and Control Committee and a Stock Option Committee. The Audit Committee is comprised of George Eagan and David Reback. The Operations Control Committee is comprised of Ashok Rametra. Mr. Rametra has appointed Arvin Gulati to assist him in improving existing operations on behalf of the Company. The Stock Option Committee is also comprised of Ashok Rametra and James Charles. The committee formulates stock option programs.

         The above-mentioned committees met six times during the last fiscal year. All of the committee members attended at least 75% of such meetings.

ITEM 11. EXECUTIVE COMPENSATION
         ----------------------

     The Company's Summary Compensation Table for the years ended June 30, 1999, 1998 and 1997 is provided herein. This table provides compensation information on behalf of the Company's existing officers and directors who earned in excess of $100,000. There are no Option/SAR Grants, Aggregated Option/SAR Exercises or Fiscal Year-End Option/SAR Value Table for the years ended June 30, 1999, 1998 and/or 1997. There are no long-term incentive plan ("LTIP") awards, or stock option or stock appreciation rights except as discussed below.

                                 SUMMARY COMPENSATION TABLE

                      For the Years Ended June 30, 1999, 1998 and 1997
                             Annual Compensation Awards Payouts

                                     Year                                       Compen-       Options/       LTIP
Name                  Position       Ended           Salary($)      Bonus($)    sation($)      SARs         Payouts
----                 ---------       -----           ---------      -------     --------     --------       -------

Surinder Rametra     CEO            6/30/99          $202,733                   15,2625(5)     NONE          NONE
                                    6/30/98          $170,020                   14,4301(1)     NONE          NONE
                                    6/30/97          $160,680                    6,7373(3)     NONE          NONE


Ashok Rametra        President      6/30/99          $174,980                   11,6526(6)     NONE          NONE
                                    6/30/98          $170,000                   14,0772(2)     NONE          NONE
                                    6/30/97          $150,020                   19,3724(4)     NONE          NONE


(1)  Major Medical $6372, Leased Auto $8,058
(2)  Major Medical $4,380, Leased Auto $9,697
(3)  Major Medical $6,737
(4)  Major Medical $4,727, Leased Auto $4,645, Interest Income 10,000
(5)  Major Medical $6,472, Leased Auto $8,790
(6)  Major Medical $4,484, Leased Auto $7,168

     Year End Option Table. The following table sets forth certain information regarding the stock options held as of June 30, 1999, by the individuals named in the above Summary Compensation Table.


                                   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                        AND FISCAL YEAR-END OPTION VALUE

                                                      Securities Underlying               Value of Unexercised
                                                                 Unexercised Options at             In-the-Money-Options
                                  Fiscal Year End(#)  at Fiscal Year End (3)              at Fiscal Year End (3)
                     Shares Acquired   Value          --------------------------------    -------------------------------
Name                 on exercise (#)   Realized($)       Exercisable    Unexercisable     Exercisable       Unexercisable
----                 ---------------   ----------       ------------    --------------    -----------       -------------
Surinder Rametra (1)       0               0               897,000           0             $  3,045              0
Ashok Rametra (2)          0               0               145,000           0             $ 10,020              0

(1) Represents options to acquire: (i) 500,000 shares at $5.00 per share exercisable through March 2008; (ii) 7,000 shares at $3.44 per share exercisable through August 8, 2007; (iii) 250,000 shares at $4.67 per share exercisable through September 27, 2008; and (iv) 140,000 shares at $4.26 per share exercisable through June 29, 2009

(2) Represents options to acquire: (i) 10,000 shares at $3.44 per share exercisable through August 8, 2007; (ii) 35,000 shares at $3.7125 per share exercisable through October 8, 2008; and (iii) 100,000 shares at $6.80 per share exercisable through December 14, 2008

(3) omputation based on $3.875 which was the June 30, 1999 closing price for the Common Stock.

     Option Grant Table. The following table sets forth certain information regarding the stock options granted during the fiscal year ended June 30, 1999, by the Company to the individuals named in the above Summary Compensation Table.


                               OPTION GRANTS IN LAST FISCAL YEAR

                                            % of Total
                                            Options
                                            Granted to
                                            Employees in     Exercise Price    Expiration
Name                       Granted (#)      Fiscal Year      $ / Share         Date
----                       ----------       ------------     --------------    ----------
Surinder Rametra           250,000             29.5%             $4.67           2008
Surinder Rametra           140,000             16.5%             $4.26           2009
Ashok Rametra               35,000              4.0%             $3.7125         2008
Ashok Rametra              100,000             11.8%             $6.80           2008


Compensation of Directors

         Directors do not receive compensation for attendance at meetings of the Board of Directors. All directors are entitled to reimbursement of reasonable travel and lodging expenses related to attending meetings of the Board of Directors.

401(K) Plan

         The Company has a 401(k) deferred compensation plan to which the Company may make discretionary contributions. The Company made a contribution to its plan amounting to approximately $47,000 for the year ended June 30, 1999.

                                                PERFORMANCE GRAPH (1)

                                  Total Shareholder Returns - Dividends Reinvested

                                                                            Annual Return Percentages

                                                                                   Years Ending

Company/Index Name                    June 95      June 96     June 97       June 98     June 99
================================================================================================
ATEC GROUP INC.                       -86.20        -8.72      -46.63        142.20       -47.46

S&P SMALLCAP 600 INDEX                 20.36        26.01       21.69         19.46        -2.31

PEER GROUP                             69.26        48.27      -18.16         47.45        -2.54



                                                                            Indexed\Cumulative Returns

                                                                                    Years Ending

                                      Base
                                      Period    Return     Return      Return     Return    Return
Company/Index Name                    Jun94     June 95    June 96     June 97    June 98   June 99
===================================================================================================
ATEC GROUP INC.                        100       13.80      12.59        6.72      16.28      8.55

S&P SMALLCAP 600 INDEX                 100      120.36     151.67      184.57     220.48    215.39

COMPUTER (SOFTWARE &
SVCE) - SMALL                          100      169.26     250.96      205.38     302.83    295.14


===================================================================================================


(1) Source: Standard & Poor's, Octobers 20, 1999

                              Security Ownership of
                    Certain Beneficial Owners and Management
                    ----------------------------------------

     The following table sets forth as of November 12, 1999, certain information with respect to the beneficial ownership of the Company's voting securities by
(i) any person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended [the "Exchange Act"]) known by the Company to be the beneficial owner of more than 5% of the Company's voting securities, (ii) each director of the Company, (iii) each executive officer named in the Summary Compensation table appearing herein, and (iv) all executive officers and directors of the Company as a group. The table also sets forth the respective general voting power of such persons taking into account the voting power of the Common Stock and the Preferred Stock combined.

Name and Address                              Amount and Nature
of Beneficial                                 of Beneficial       Percentage of
Owner                                         Ownership of        Voting Stock
Outstanding                                   Common Stock        Outstanding(1)
-----------                                   ------------        --------------

Ashok Rametra #(2)                              741,242                 9.0%
1762 Central Avenue
Albany, NY  12205

Surinder Rametra #(3)                         1,505,140                17.0%
90 Adams Avenue
Hauppauge, NY 11788

James Charles #(4)                               65,000                 **
90 Adams Avenue
Hauppauge, NY  11788

George Eagan #(5)                                 3,500                 **
C/O 90 Adams Avenue
Hauppauge, NY  11788

David Reback #(6)                                 7,500                 **
C/O 90 Adams Avenue
Hauppauge, NY  11788


All directors and #(2)(3)(4)(5)(6)            2,322,382                  26%
executive/officers as a group (5 persons)

         ----------------
**       Less than 1%

(1) Computed based upon a total of 7,326,963 shares of Common Stock, 8,451 shares of Series A Preferred Stock, 1,458 shares of Series B Preferred Stock and 320,100 shares of Series C Preferred Stock. Each share of Common Stock and Preferred Stock possesses one vote per share. Accordingly, the foregoing represents an aggregate of 7,656,972 votes.

(2) The foregoing figure reflects the ownership of 209,146 shares of Common Stock by Mr. Rametra and 387,096 common shares owned by Mr. Rametra's spouse and children. The foregoing amount also assumes the exercise by Mr. Rametra of options to acquire 145,000 shares of the Common Stock. Mr. Rametra disclaims beneficial ownership of shares of the Company's securities owned by other members of the Rametra family.

(3) The foregoing figure reflects the ownership of 408,140 shares of Common Stock by Mr. Rametra and 200,000 shares by Mr. Rametra's spouse. In addition, the foregoing assumes the exercise by Mr. Rametra to acquire 897,000 shares of the Company's Common Stock. Mr. Rametra disclaims beneficial ownership of shares of the Company's securities owned by other members of the Rametra family including independent children.

(4) The foregoing figure reflects ownership of 10,000 shares of Common Stock by Mr. Charles. The foregoing amount also assumes the exercise of by Mr. Charles of options to acquire 55,000 shares of common stock.

(5) The foregoing figure reflects options for the purchase of 3,500 shares of Common Stock.

(6) The foregoing figure reflects options for the purchase of 7,500 shares of Common Stock.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company has not been a party to any significant transactions in the last fiscal year.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

         Surinder Rametra, an executive officer of the Company, failed to report on his Form 4 in March of 1999, the sale of 62,761 shares by his spouse, which shares Mr. Rametra disclaims beneficial ownership. Additionally, Mr. Rametra failed to report on his Form 4 for the month of April 1999, the sale of 2,900 shares by his spouse, which shares Mr. Rametra disclaims beneficial ownership, and his purchase of 7,500 shares for the month of September, 1999. Ashok Rametra, an executive officer of the Company, failed to report on his Form 4 in April of 1999, the sale of 2,700 shares, the purchase of 5,000 shares in May of 1999, and 15,000 shares in September of 1999. The failure of the reporting persons to report was inadvertent and has been corrected on a subsequent Form 4.

                                 PROPOSAL NO. 2

                      RATIFICATION OF SELECTION OF AUDITORS

         The Board of Directors has appointed the firm of Weinick Sanders Leventhal & Co., LLP ("WSL") as independent auditors of the Company for fiscal year 2000 subject to ratification by the stockholders. WSL has served as the Company's independent auditors since April 18, 1996.

         Audit services expected to be performed by WSL during fiscal year 2000 will consist of the audit of financial statements of the Company and its wholly owned subsidiaries. It is anticipated that a representative of WSL will be present at the Annual Meeting and will be given an opportunity to make a statement if he or she so desires and to respond to appropriate questions.

         The affirmative vote of at least a majority of the shares represented and voting at the Annual Meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) is necessary for approval of Proposal No. 2. Under Delaware law, there are no rights of appraisal or dissenter's rights that arise as a result of a vote to ratify the selection of auditor's.

THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 2 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

                             STOCKHOLDERS' PROPOSALS

         It is anticipated that the Company's 2000 Annual Meeting of Stockholders will be held in December 2000. Stockholders who seek to present proposals at the Company's next Annual Meeting of Stockholders must submit their proposals to the Secretary of the Company on or before June 1, 2000.

                                     GENERAL

         Unless contrary instructions are indicated on the proxy, all shares of Common Stock represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted FOR Proposal Nos. 1 and 2.

         The Board of Directors knows of no business other than that set forth above to be transacted at the meeting, but if other matters requiring a vote of the stockholders arise, the persons designated as proxies will vote the shares of Common Stock represented by the proxies in accordance with their judgment on such matters. If a stockholder specifies a different choice on the proxy, his or her shares of Common Stock will be voted in accordance with the specification so made.



IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WE URGE YOU TO FILL IN, SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE PREPAID ENVELOPE PROVIDED, NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE.

                                           By Order of the Board of Directors,

                                           Ashok Rametra, Secretary

Hauppauge, New York
November 15, 1999

                                ATEC GROUP, INC.
          Annual Meeting of Stockholders -- Tuesday, December 21, 1999

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Surinder Rametra with power of substitution, as proxy to represent the undersigned at the Annual Meeting of Stockholders to be held at the Huntington Hilton, Melville, New York, on Tuesday, December 21, 1999 at 10:00 a.m. local time and at any adjournment thereof, and to vote the shares of stock the undersigned would be entitled to vote if personally present, as indicted on the reverse side hereof.

         The shares represented by the proxy will be voted as directed. If no contrary instruction is given, the shares will be voted FOR Proposal No. 2 for the election of Surinder Rametra, Ashok Rametra, George Egan and David C. Reback as directors.

Please mark boxes in blue or black ink.

1.       Proposal No. 1 - Election of Directors.

         Nominees: Surinder Rametra, Ashok Rametra, George Egan, and David C. Reback.

                                                       AUTHORITY
                    FOR                                 withheld
                    all                                as to all
                  nominees                              nominees
                    [ ]                                   [ ]

         For, except authority withheld as to the following nominee(s):

         -----------------------------------------------------------------------

2. Proposal No. 2 for ratification of the selection of Weinick Sanders Leventhal & Co., LLP as the independent auditors of the Company.

                    FOR            AGAINST             ABSTAIN
                    [ ]              [ ]                 [ ]

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

(Please date, sign as name appears at left, and return promptly. If the stock is registered in the name of two or more persons, each should sign. When signing as Corporate Officer, Partner, Executor, Administrator, Trustee, or Guardian, please give full title. Please note any change in your address alongside the address as it appears in the Proxy.


Dated:___________


                                                    ________________________
                                            (Signature)


                                                    ________________________
                                            (Print Name)

SIGN, DATE AND RETURN PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE